UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2007
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)	93111 (Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 5, 2007, we amended our employment agreements with Jeffrey A. Quiram, our President and CEO, and Terry A. White, our Vice President, Worldwide Sales, and our change in control agreements with Robert B. Hammond, our Senior Vice President, Chief Technology Officer, and Robert L. Johnson, our Senior Vice President, Operations, to comply with the deferred compensation rules contained in Section 409A of the Internal Revenue Code (“IRC”) and related treasury regulations. In substance, the amendments provide that (a) if the executive involved is a “specified employee” as defined in IRC Section 409A, in the event of either an involuntary termination before a change in control or a change in control all severance and bonus payments due thereunder will be paid, and all insurance coverage due will commence, on the 183rd day after the date of termination of the executive or change in control; and (b) the agreement will be otherwise interpreted in accordance with IRC Section 409A and related treasury regulations. In addition, consistent with our existing change in control agreements, Mr. Quiram’s employment agreement was amended to provide for immediate vesting of all of his outstanding equity grants in the event of either an involuntary termination before a change in control or a change in control.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: February 6, 2007	By:	/s/ William J. Buchanan
William J. Buchanan, Controller

S-1